Exhibit 10.47

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (as amended, modified and/or supplemented from time to time, this “Agreement”) is dated as of September     , 2005, by and among (i) Horizon Lines, Inc., a Delaware corporation (together with its successors, the “Company”), (ii) Castle Harlan Partners IV, L.P., a Delaware limited partnership and each of its affiliates (including, without limitation, affiliated management companies and their respective executives and employees) identified on the signature pages hereto under the heading “Castle Harlan Stockholders” (the “Castle Harlan Stockholders”), (iii) the stockholders of the Company identified on the signature pages hereto under the heading “Other Stockholders” (the “Other Stockholders”), and (iv) the executives and employees of the Company and/or any of its Subsidiaries (or their family members) identified on the signature pages hereto under the heading “Management Stockholders” (collectively, the “Management Stockholders”, and together with the Castle Harlan Stockholders, the Other Stockholders and any other parties who execute and deliver to the Company joinders in the form attached hereto as Exhibit A that are also executed by the Company, the “Stockholders”, as set forth on Schedule I hereto (which Schedule I shall be amended from time to time by the Company to reflect the addition of any Stockholders to this Agreement)).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings.

“Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the caption to this Agreement.

“Board” or “Board of Directors” means the Company’s Board of Directors.

“Castle Harlan Stockholders” has the meaning set forth in the caption to this Agreement.

“Castle Harlan Registrable Securities” means (i) any shares of Common Stock held by the Castle Harlan Stockholders or any of their Affiliates (including, without limitation, affiliated management companies and their respective executives and employees) on the date hereof, (ii) any shares of Common Stock subsequently acquired by the Castle Harlan Stockholders or any of their Affiliates (including, without limitation, affiliated management companies and their respective executives and employees), including as may be so acquired in respect of or on account of any shares of Common Stock held by such Persons, and (iii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of dividend, distribution, recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange. In addition, as to any particular Castle Harlan Registrable Securities, such securities shall cease to be Castle Harlan Registrable Securities after they have (w) been distributed to the public pursuant to an offering registered under the Securities Act, (x) been sold to the public through a broker, dealer or market maker in compliance with Rule 144 of the regulations promulgated under the Securities Act (or any similar rule then in force) or (z) ceased to be outstanding.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company” has the meaning set forth in the caption to this Agreement.

“Demand Registration” means a registration under the Securities Act requested in accordance with Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Management Registrable Securities” means (i) any Common Stock held by the Management Stockholders or their Affiliates on the date hereof, (ii) any Common Stock subsequently acquired by the Management Stockholders or their Affiliates (including as may be so acquired in respect of or on account of any Common Stock held by the Management Stockholders), and (iii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of dividend, distribution, recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange; provided, that if any such shares of Common Stock are subject to vesting pursuant to any agreement between the Company or any of its Subsidiaries, on the one hand, and a Management Stockholder, on the other hand, such shares of Common Stock shall be Management Registrable Securities only if, and only to the extent that, they have vested pursuant to the terms of such agreement. In addition, as to any particular Management Registrable Securities, such securities shall cease to be Management Registrable Securities after they have (w) been distributed to the public pursuant to an offering registered under the Securities Act, (x) been sold to the public through a broker, dealer or market maker in compliance with Rule 144 of the regulations promulgated under the Securities Act (or any similar rule then in force), (y) been acquired by the Castle Harlan Stockholders or any of their Affiliates (other than the Company or any of its Subsidiaries) (whereupon such securities shall be deemed to be Castle Harlan Registrable Securities hereunder) or (z) ceased to be outstanding.

“Management Stockholder” has the meaning set forth in the caption to this Agreement.

“Management Stockholder Agreement” means any agreement, arrangement or understanding (including, without limitation, any subscription agreement, employment agreement, letter or other agreement) between a Management Stockholder and the Company (or any of its Subsidiaries).

“NYSE” means The New York Stock Exchange, Inc.

“Other Registrable Securities” means (i) any shares of Common Stock held by the Other Stockholders on the date hereof, (ii) any shares of Common Stock subsequently acquired by Other Stockholders including as may be so acquired in respect of or on account of any shares of Common Stock held by such Other Stockholders, and (iii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of dividend, distribution, recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange. In addition, as to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities after they have (w) been distributed to the public pursuant to an offering registered under the Securities Act, (x) been sold to the public through a broker, dealer or market maker in compliance with Rule 144 of the regulations promulgated under the Securities Act (or any similar rule then in force), (y) been acquired by any Castle Harlan Stockholder (whereupon such securities shall be deemed to be Castle Harlan Stockholder Registrable Securities hereunder) or (z) ceased to be outstanding.

“Person” means an individual, a partnership, a partner, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Public Offering” means an initial public offering registered under the Securities Act of equity securities of the Company or any successor thereto.

“Registrable Securities” means, collectively, (i) Castle Harlan Registrable Securities, (ii) Other Registrable Securities and (iii) Management Registrable Securities.

“Registration Expenses” means (i) all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company, transfer taxes, fees of transfer agents and registrars and fees of the National Association of Securities Dealers, Inc. and (ii) the reasonable fees and disbursements of one counsel for the holders of Castle Harlan Registrable Securities.

“Rule 144” means Rule 144 under the Securities Act (or any similar rule then in force).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Stockholder” has the meaning set forth in the caption to this Agreement.

“Stockholders Agreement” means the Stockholders Agreement dated as of July 7, 2004, among the Company, Castle Harlan Partners IV, L.P. and the other parties thereto, as amended by the First Amendment to Stockholders Agreement dated as of October 14, 2004, and as the same may be further amended, modified and/or supplemented from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, general partner or similar controlling Person of such limited liability company, partnership, association or other business entity.

2. Demand Registrations.

(a) Requests for Registration. Subject to the remaining provisions of this Agreement, commencing 180 days following the closing of an initial Public Offering, the holders of a majority of the Castle Harlan Registrable Securities may from time to time request registration, whether underwritten or otherwise, under the Securities Act of all or part of the Registrable Securities held by such holders. Each such request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within 10 days after receipt of any such request for a Demand Registration, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include (subject to Sections 2(c) and 8) in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt by such holders of the Company’s notice; provided, that Management Registrable Securities shall be included in a public offering of the Company only if, and only to the extent that, the managing underwriters advise the Company in writing that in their opinion such Management Registrable Securities can be sold therein without adversely affecting the marketability of the offering.

(b) Number of Demand Registrations; Expenses. The holders of a majority of the Castle Harlan Registrable Securities will be entitled, in accordance with the provisions of this Agreement, to request an unlimited number of Demand Registrations with respect to the Registrable Securities held by such holders in which the Company will pay all Registration Expenses. Regardless of whether any Demand Registration becomes effective, the Company will pay all Registration Expenses incurred in connection with any registration initiated as a Demand Registration.

(c) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the holders of at least a majority of the Castle Harlan Registrable Securities initially requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, that can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the number of Registrable Securities requested to be included in such registration pro rata, if necessary, among the holders of Registrable Securities based on the number of Registrable Securities requested to be included therein by each such holder and (ii) second, subject to the first sentence of this Section 2(c), any other securities of the Company requested to be included in such registration pro rata, if necessary, on the basis of the number of such other securities requested to be included therein by each such holder.

(d) Restrictions on Demand Registrations. The Company may postpone for no more than 90 days in each 360-day period the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s Board of Directors (in its reasonable good faith judgment) determines that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan to engage in, or to cause the Company to disclose confidential information regarding, any acquisition or disposal of stock or assets or any merger, consolidation, tender offer, financing or similar transaction.

(e) Selection of Underwriters. In the case of a Demand Registration for an underwritten offering, the Company’s Board of Directors will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) shall be nationally recognized and reasonably acceptable to the holders of a majority of the Castle Harlan Registrable Securities initially requesting such registration.

(f) Other Registration Rights. Except for the rights provided in this Agreement, the Company will not grant to any Persons the right to request the Company to register any of its equity securities or any securities convertible or exchangeable into or exercisable for such securities without the prior written consent of the holders of a majority of the Castle Harlan Registrable Securities.

3. Piggyback Registrations.

(a) Right to Piggyback. Commencing 180 days following the closing of an initial Public Offering, whenever the Company proposes to make a primary offering of its equity securities or securities convertible or exchangeable into such securities and to register such securities under the Securities Act (other than (i) pursuant to a Demand Registration to which the provisions of Section 2 shall apply, (ii) a registration statement on Form S-8, S-4 or S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms or (iii) in connection with a registration the primary purpose of which is to register debt securities (i.e., in connection with a so-called “equity kicker”)), and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration. The Company shall include in any such registration by it all Registrable Securities with respect to which it has received written requests for inclusion therein within 30 days after the receipt by such holders of the Company’s notice; provided, that Management Registrable Securities shall be included in a public offering of the Company only if, and only to the extent that, the managing underwriters advise the Company in writing that in their opinion such Management Registrable Securities can be sold therein without adversely affecting the marketability of the offering.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations involving Registrable Securities, regardless of whether any such registration becomes effective.

(c) Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities that the Company proposes to sell, (ii) second, the number of Registrable Securities requested to be included in such registration pro rata, if necessary, among the holders of Registrable Securities based on the number of Registrable Securities requested to be included therein by each such holder, and (iii) third, subject to Section 2(f), any other securities of the Company requested to be included in such registration pro rata, if necessary, on the basis of the number of such other securities requested to be included therein by each such holder.

(d) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) shall be nationally recognized and reasonably acceptable to the holders of a majority of the Castle Harlan Registrable Securities.

(e) Other Registrations. If the Company has previously filed a registration statement with respect to the Registrable Securities pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Forms S-4, S-8 or S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms) whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration, unless the holders of a majority of the Castle Harlan Registrable Securities otherwise agree.

4. Holdback Agreements.

(a) To the extent not inconsistent with applicable law, each holder of Registrable Securities hereby agrees not to effect any public sale or distribution (including, without limitation, sales pursuant to Rule 144) of equity securities of the Company or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any Demand Registration or Piggyback Registration for a public offering to be underwritten on a firm commitment basis in which the Registrable Securities of such holder are included (except as part of such underwritten registration) if such holder has received written notice of such registration at least 10 days prior to such effective date, unless (i) the underwriters managing the registered public offering otherwise agree and (ii) the holders of a majority of the Castle Harlan Registrable Securities otherwise agree.

(b) The Company agrees: (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the five days prior to and during the 90-day period beginning on the effective date of any Demand Registration or Piggyback Registration for Registrable Securities, in each case, to the extent involving a public offering to be underwritten on a firm commitment basis (except as part of such underwritten registration or pursuant to registrations on Forms S-4, S-8 or S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms), unless (A) the underwriters managing the registered public offering otherwise agree that such sale or distribution would not negatively affect such Demand Registration or Piggyback Registration or (B) the holders of a majority of the Castle Harlan Registrable Securities otherwise agree that such sale or distribution would not negatively affect such Demand Registration or Piggyback Registration; and (ii) to use its commercially reasonable efforts to cause each holder of Registrable Securities and each other holder of at least 1% (on a fully diluted basis) of the shares of Common Stock of the Company, and the officers and directors of the Company and its Subsidiaries, to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless (X) the underwriters managing the registered public offering otherwise agree that such sale or distribution would not negatively affect such Demand Registration or Piggyback Registration or (Y) the holders of a majority of the Castle Harlan Registrable Securities otherwise agree that such sale or distribution would not negatively affect such Demand Registration or Piggyback Registration.

5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities proposed to be registered in the applicable registration (and counsel to the Castle Harlan Stockholders if not already the applicable counsel) copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than three years (or such shorter period of time as shall be necessary for the sale of the Registrable Securities) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process that is not limited solely to securities law violations) in any such jurisdiction);

(e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading or any representations or warranties of the Company contained in agreements contemplated by Section 5(h) cease to be true, and, at the request of any such seller, the

Company will promptly prepare and file, pursuant to Rule 424 under the Securities Act, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NYSE;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the advisors, managers, officers, members, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the first full calendar quarter of the Company after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(k) permit any holder of Registrable Securities that, in such holder’s sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, or, in either case, the initiation or the threatening of any such proceeding, use its reasonable best efforts promptly to obtain the withdrawal of such order;

(m) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(n) use its reasonable best efforts to obtain a “cold comfort” letter from the independent public accountants of the Company in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the holders of a majority of the Registrable Securities being sold reasonably request.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling Person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided, that with respect to this clause (ii) such holder shall furnish to the Company such legal opinions as the Board of Directors shall reasonably request to such effect, which opinion of counsel shall be reasonably satisfactory to the Company.

6. Registration Expenses.

(a) All Registration Expenses shall be borne by the Company with respect to any primary registration, proposed or otherwise, of its securities (including as contemplated by Section 2(b) with respect to any and all Demand Registrations, whether or not any such Demand Registration becomes effective, and whether or not all, some or none of the Registrable Securities are actually sold pursuant to the respective Demand Registration).

(b) To the extent Registration Expenses are not required to be paid by the Company pursuant to Section 2(b) or as otherwise set forth herein, each holder of securities included in any registration hereunder shall pay those Registration Expenses specifically allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion (based on the amount of securities included in the registration) to the aggregate selling price of the securities to be so registered; provided, that in no event shall the Company be required to pay for any underwriting discounts or commissions or any broker’s fees or other similar selling fees attributable to the sale of Registrable Securities, which shall be borne by the holders of the Registrable Securities so registered pro rata on the basis of the number of their shares so registered.

7. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities and its Affiliates and their respective managers, members, partners, officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses, joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder, manager, member, director, officer or controlling Person for any legal or other expenses reasonably incurred by such holder, manager, member, director, officer or controlling Person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company in connection with any registration of Registrable Securities, and its advisors, managers, members, directors and officers and each Person who controls the Company against any losses, claims, damages, liabilities and expenses, joint or several, resulting from any untrue or alleged untrue statement of material fact contained in such registration statement, prospectus or preliminary prospectus or any amendment therefor supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided, that the obligation to indemnify will be individual (not joint and several) to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent

(but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (plus one firm of local counsel in each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any advisor, manager, member, officer, partner, director or controlling Person of such indemnified party and will survive the transfer of securities.

(e) If a court of competent jurisdiction holds that the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 7, no holder shall be required, pursuant to this Section 7, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto (except as otherwise provided in Section 7); provided, further, that, with respect to the subject matter of Section 4(a), no holder of Registrable Securities shall be required to undertake obligations under this Section 8 that are more onerous than the obligations of each holder of Registrable Securities under Section 4(a).

9. Rule 144 Reporting. With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b) file with the SEC, in a timely manner, all reports and other documents required under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c) so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request a written statement as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of its most recent annual or quarterly report; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

10. Notices. All notices, demands and other communications to be given or made under or by reason of provisions under this Agreement (a) shall be in writing, and (b) shall be deemed to have been given or made (x) when delivered personally or via courier or a nationally recognized overnight delivery service (delivery charges prepaid) or (y) when telecopied, with telephonic confirmation of receipt. All such notices, demands and other communications shall be sent (i) in the case of any Stockholder, to the addresses or facsimile numbers set forth on Schedule I or to such other addresses or facsimile numbers as have been supplied in writing to the Company and (ii) in the case of the Company, to Horizon Lines, Inc., 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211, Attention: Chief Management Stockholder Officer, Telecopy: (704) 973-7008, with copies (which shall not constitute notice) to Castle Harlan Partners IV, L.P., 150 East 58th Street, New York, New York 10155, Attention: Marcel Fournier and Howard Weiss, Telecopy: (212) 207-9042 and to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Andre Weiss, Esq., Telecopy: (212) 593-5955.

11. Miscellaneous.

(a) No Inconsistent Agreements. Without the prior written consent of the holders of a majority of the Registrable Securities, the Company will not enter into any agreement that is inconsistent with or violates or impairs the rights granted to the holders of Registrable Securities in this Agreement.

(b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c) Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by the Company and Castle Harlan Partners IV, L.P.; provided, that no amendment that affects any Stockholder in a disproportionate and adverse manner as to all other Stockholders shall be effective against such Stockholder without such Stockholder’s written consent. Notwithstanding the foregoing to the contrary, it is understood and agreed that the addition to this Agreement of another party who both becomes a stockholder of the Company and executes a joinder in the form attached hereto as Exhibit A is not an action that, in and of itself, requires a modification or amendment to this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(d) Successors and Assigns. Except as otherwise expressly set forth herein, (x) all rights, covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, and (y) whether or not any express assignment has been made, the provisions of this Agreement that are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities so long such subsequent holder (i) acquired such Registrable Securities in accordance with the Stockholders Agreement, (ii) became a stockholder of the Company in accordance with the terms and conditions of the Stockholders Agreement and (iii) agreed in writing to be bound by the terms hereof.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein, and to the fullest extent permitted by law a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h) Entire Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(i) Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(j) Jurisdiction and Venue. ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE COMPANY OR THE STOCKHOLDERS WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND EACH STOCKHOLDER ACCEPT FOR ITSELF, HIMSELF AND HERSELF AND IN CONNECTION WITH ITS, HIS OR HER RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY AND EACH STOCKHOLDER HEREBY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

(k) Waiver of Jury Trial. THE COMPANY AND EACH STOCKHOLDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION OR ENFORCEMENT THEREOF. THE COMPANY AND EACH STOCKHOLDER AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

(l) Effectiveness. This Agreement shall become effective upon the satisfaction of both of the following conditions precedent: (i) the effectiveness of the Second Amendment to the Stockholders Agreement dated as of September [    ], 2005, among the Company, Castle Harlan IV Partners IV, L.P., and the other parties thereto and (ii) the occurrence of the listing for trading of shares of the Company’s Common Stock, par value $.01 per share, on the NYSE; provided, however, that this Agreement shall not become effective, and shall terminate, in the event that, prior to the satisfaction of each of the conditions precedent referred to above, (a) the Company’s Board of Directors makes a determination to such effect or (b) December 31, 2005 occurs.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered.

HORIZON LINES, INC.

By:
Name:
Title: